UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2012

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of matters to a Vote of Security Holders.
BofI Holding, Inc., (the “Registrant”) parent of BofI Federal Bank (together, the “Company”) held its annual meeting of shareholders on November 8, 2012. Proxy statements were sent to all of the Company's common stockholders of record as of September 10, 2012. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.
The first proposal was the election of the following three directors: Jerry F. Englert, Gregory Garrabrants, and Paul Grinberg. All three directors were elected with the following votes tabulated:

	For	Withheld	Non-Votes
Jerry F. Englert	5,575,362	2,034,025	2,676,785
Gregory Garrabrants	7,369,989	239,398	2,676,785
Paul Grinberg	7,258,330	351,057	2,676,785

The second proposal was an advisory vote to ratify the selection of Crowe Horwath LLP to audit the Company's financial statements for fiscal year 2013:

For	Against	Abstain	Non-Votes
10,261,745	12,322	12,105	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

By: /s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer

Date: November 14, 2012